Registration No. 333-

As filed with the Securities and Exchange Commission on April 2, 1998


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM S-8

                REGISTRATION STATEMENT
                         Under
              The Securities Act of 1933

             MARSHALL & ILSLEY CORPORATION
  (Exact Name of Registrant as Specified in Charter)

          Wisconsin                     39-0968604
(State of Incorporation)  (I.R.S. Employer Identification No.)

       770 North Water Street
        Milwaukee, Wisconsin                53202
(Address of Principal Executive Offices)  (Zip Code)
                    _______________

Marshall & Ilsley Corporation Amended and Restated 1994
        Long-Term Incentive Plan for Executives
  Marshall & Ilsley Corporation Amended and Restated
         Directors Deferred Compensation Plan*
     Advantage Bancorp, Inc. Stock Option Plans**
                    _______________

                    M. A. Hatfield
             Marshall & Ilsley Corporation
                770 North Water Street
              Milwaukee, Wisconsin 53202
        (Name and address of agent for service)

                    (414) 765-7801
 (Telephone number, including area code, of agent for
                       service)

            CALCULATION OF REGISTRATION FEE


   Title of      Amount to        Proposed       Proposed      Amount of
  Securities   be Registered      Maximum        Maximum     Registration
    to be                         Offering      Aggregate       Fee (1)
  Registered                     Price Per       Offering
                                  Unit(1)         Price

  Common
  Stock,         1,350,402          N/A        $67,323,108    $20,400.94
  $1.00 par
  value

------------------------------

(1)    The registration fee was calculated pursuant  to
 Rule  457(c) and (h) under the Securities Act of 1933.
 With  respect to the shares registered under  the  M&I
 Plans  (1,100,000  shares), the  registration  fee  is
 based  on  the average of the high and low  price  per
 share  of  Marshall & Ilsley Corporation common  stock
 on  March  27, 1998 on the Nasdaq National  Market  as
 reported  in  the Midwest Edition of The  Wall  Street
 Journal on March 30, 1998 ($58.375).  With respect  to
 the  shares  registered  under the  Advantage  Bancorp
 Plans  (250,402 shares), the registration fee is based
 on   the  aggregate  exercise  price  for  the  shares
 underlying the outstanding options as of April 1, 1998 ($3,110,608). There will be no further grants under the Advantage Bancorp Plans.

---------------------------

*In   addition,  pursuant  to  Rule  416(c)  under  the
 Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the Directors Deferred Compensation Plan described herein.
**The Advantage Bancorp Plans were assumed by Marshall &
  Ilsley Corporation as of April 1, 1998 in connection with the merger of Advantage Bancorp, Inc. with and into Marshall & Ilsley Corporation.

                        PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The   following  documents  are  incorporated   by
reference in this Registration Statement:

          (a)   The Registrant's Annual Report  on
     Form  10-K for the fiscal year ended December
     31, 1997.

          (b)  The description of the Registrant's
     Common  Stock  contained in the  Registrant's
     Registration  Statement  filed  pursuant   to
     Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers

     Section   180.0851   of  the  Wisconsin   Business
Corporation Law (the "WBCL") requires a corporation  to
indemnify  a  director or officer, to the  extent  such
person is successful on the merits or otherwise in  the
defense  of  a proceeding, for all reasonable  expenses
incurred in the proceeding, if such person was a  party
to  such proceeding because he or she was a director or
officer  of the corporation.  In cases where a director
or officer is not successful on the merits or otherwise
in  the  defense  of  a proceeding,  a  corporation  is
required  to  indemnify a director or  officer  against
liability  incurred by the director  or  officer  in  a
proceeding  if  such  person  was  a  party   to   such
proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

     Section 180.0858 of the WBCL provides that subject
to  certain  limitations, the mandatory indemnification
provisions  do  not  preclude any additional  right  to
indemnification  or  allowance  of  expenses   that   a
director  or  officer  may have under  a  corporation's
articles   of  incorporation  or  by-laws,  a   written
agreement between the director or officer and the corporation, or a resolution of the board of directors or the shareholders.

     Unless  otherwise  provided  in  the  articles  of
incorporation  or  by-laws,  or  by  written  agreement
between the director or officer and the corporation, an
officer or director seeking indemnification is entitled
to  indemnification if approved in any of the following
manners  as specified in Section 180.0855 of the  WBCL:
(i)  by majority vote of a disinterested quorum of  the
board  of  directors,  or if such disinterested  quorum
cannot  be  obtained, by a majority vote of a committee
of   two  or  more  disinterested  directors;  (ii)  by
independent  legal  counsel  chosen  by  a  quorum   of
disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

     Reasonable  expenses incurred  by  a  director  or
officer  who  is  a  party  to  a  proceeding  may   be
reimbursed  by  a  corporation,  pursuant  to   Section
180.0853  of the WBCL, at such time as the director  or
officer    furnishes   to   the
corporation   written
affirmation of his good faith that he has not  breached
or   failed   to  perform  his  duties;   and   written
confirmation to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

     Section 180.0859 of the WBCL provides that  it  is
the  public policy of the State of Wisconsin to require
or  permit  indemnification, allowance of expenses  and
insurance  to  the extent required or  permitted  under
Sections  180.0850  to 180.0858 of  the  WBCL  for  any
liability  incurred in connection with  any  proceeding
involving   a  federal  or  state  statute,   rule   or
regulation regulating the offer, sale or purchase of securities.

     As  permitted by Section 180.0858, the  Registrant
has  adopted indemnification provisions in its  by-laws
which   closely  track  the  statutory  indemnification
provisions  with  certain exceptions.   In  particular,
Section  7.1  of the Registrant's by-laws, among  other
items,  provides  that  (i)  an  individual  shall   be
indemnified  unless it is proven by  a  final  judicial
adjudication  that  indemnification is  prohibited  and
(ii)  payment or reimbursement of expenses, subject  to
certain  limitations,  will be  mandatory  rather  than
permissive.   The  Registrant has purchased  directors'
and officers' liability insurance which insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act of 1933.


Item 8.  Exhibits

      4.1 Marshall  &  Ilsley Corporation  Amended  and
          Restated  1994 Long-Term Incentive  Plan  for
          Executives (incorporated herein by reference to Exhibit 10(jj) to Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1997).

      4.2 Marshall  &  Ilsley Corporation  Amended  and
          Restated Directors Deferred Compensation Plan
          (incorporated   herein   by   reference    to
          Registrant's  Proxy Statement  for  the  1998
          Annual Meeting of Shareholders).

      4.3 Advantage Bancorp, Inc. 1991 Stock Option and
          Incentive   Plan  (incorporated   herein   by
          reference   to   Exhibit  4.1  to   Advantage
          Bancorp's Form S-8 Registration Statement filed on December 30, 1993).

      4.4 Advantage Bancorp, Inc. 1995 Equity Incentive
          Plan (incorporated herein by reference to Exhibit 10.2 to Advantage Bancorp's Annual
          Report  on  Form 10-K for fiscal  year  ended
          September 30, 1994).

      4.5 Advantage  Bancorp,  Inc.  1996  Non-Employee
          Director  Stock Option Plan (incorporated  by
          reference   to   Exhibit  4.1  to   Advantage
          Bancorp's Form S-8 Registration Statement filed on May 3, 1996).

      5   Opinion  of  Godfrey & Kahn,  S.C.  regarding
          legality   of   the   Common   Stock    being
          registered.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Godfrey & Kahn, S.C., included  in
          Exhibit 5.

     24 Powers of Attorney for Directors of the Registrant.

Item 9.  Undertakings*

     The Registrant hereby undertakes:

     (a)     (1)   To file, during any period in  which
       offers   or  sales  are  being  made,  a   post-
       effective   amendment   to   this   Registration
       Statement  to  include any material  information
       with  respect  to  the plan of distribution  not
       previously   disclosed   in   the   Registration
       Statement  or  any  material  change   to   such
       information in the Registration Statement.

       (2)   That,  for the purpose of determining  any
       liability under the Securities Act of 1933  (the
       "Securities   Act"),  each  such  post-effective
       amendment   shall  be  deemed  to   be   a   new
       registration   statement   relating    to    the
       securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     (4)  That, for the purposes of determining
       any  liability  under the Securities  Act,  each
       filing   of   the  Registrant's  annual   report
       pursuant  to Section 13(a) or Section  15(d)  of
       the  Exchange  Act (and, where applicable,  each
       filing  of  an  employee benefit  plan's  annual
       report   pursuant  to  Section  15(d)   of   the
       Exchange  Act) that is incorporated by reference
       in  the  Registration Statement shall be  deemed
       to  be a new registration statement relating  to
       the   securities   offered  therein,   and   the
       offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)      (5)    Insofar  as  indemnification   for
       liabilities  arising under  the  Securities  Act
       may  be  permitted  to directors,  officers  and
       controlling  persons of the Registrant  pursuant
       to  the  provisions described in Item 6 of  this
       Registration   Statement,  or   otherwise,   the
       Registrant has been advised that in the  opinion
       of  the Securities and Exchange Commission  such
       indemnification  is  against  public  policy  as
       expressed   in  the  Securities  Act   and   is,
       therefore, unenforceable.  In the event  that  a
       claim    for   indemnification   against    such
       liabilities  (other  than  the  payment  by  the
       Registrant  of expenses incurred or  paid  by  a
       director, officer or controlling person  of  the
       Registrant  in  the successful  defense  of  any
       action, suit or proceeding) is asserted by  such
       director,  officer  or  controlling  person   in
       connection    with    the    securities    being
       registered, the Registrant will, unless  in  the
       opinion  of  its  counsel the  matter  has  been
       settled  by controlling precedent, submit  to  a
       court  of  appropriate jurisdiction the question
       whether  such indemnification by it  is  against
       public  policy  as expressed in  the  Securities
       Act   and   will  be  governed  by   the   final
       adjudication of such issue.
_________________
* Paragraphs correspond to Item 512 of Reg. S-K.

                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April
1, 1998.

                         MARSHALL & ILSLEY CORPORATION
                                 (Registrant)



                              By: /s/ J.B. Wigdale
                                  ---------------------
                                 J.B. Wigdale, Chairman
                                 of the Board and Chief
                                 Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.



/s/ J.B. Wigdale                        Date:     April 1, 1998
----------------------
J.B. Wigdale,
Chairman of the Board
and a Director
(Chief Executive Officer)



/s/ P.R. Justiliano                     Date:     April 1, 1998
----------------------
P.R. Justiliano,
Senior Vice President and
Corporate Controller
(Principal Accounting Officer)



Directors:      Richard A. Abdoo, Oscar C. Boldt,  J.P.
                Bolduc,  Wendell  F. Bueche,  Jon  F.  Chait,
                Glenn  A.  Francke,  G.H. Gunnlaugsson  (also
                Chief Financial Officer), Burleigh E. Jacobs,
                Jack  F.  Kellner, James F. Kress, Edward  L.
                Meyer,  Jr., Don R. O'Hare, Peter M. Platten,
                III,  J.A. Puelicher, Stuart W. Tisdale, J.B.
                Wigdale, James O. Wright and Gus A. Zuehlke.


By: /s/  M.A.  Hatfield                   Date:  April 1, 1998
--------------------------
M.A. Hatfield, As Attorney-in-Fact*

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                     EXHIBIT INDEX


     Exhibits


      4.1 Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive
          Plan for Executives (incorporated herein by reference to Exhibit 10(jj) of Registrant's Annual Report on Form 10-K for fiscal year ended December 31,
          1997).

      4.2 Marshall & Ilsley Corporation Amended and Restated Directors Deferred
          Compensation Plan (incorporated herein
          by reference to Registrant's Proxy
          Statement for the 1998 Annual Meeting of
          Shareholders).

      4.3 Advantage Bancorp, Inc. 1991 Stock Option and
          Incentive Plan (incorporated herein by
          reference to Exhibit 4.1 to Advantage Bancorp's
          Form S-8 Registration Statement filed on
          December 30, 1993).

      4.4 Advantage Bancorp, Inc. 1995 Equity Incentive
          Plan (incorporated herein by reference
          to Exhibit 10.2 to Advantage Bancorp's Annual
          Report on Form 10-K for fiscal year ended
          September 30, 1994).

      4.5 Advantage Bancorp, Inc. 1996 Non-Employee
          Director Stock Option Plan (incorporated by reference to Exhibit 4.1 to Advantage
          Bancorp's Form S-8 Registration Statement filed on May 3, 1996).

      5   Opinion of Godfrey & Kahn, S.C.
          regarding legality of the
          Common Stock being registered.

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Godfrey & Kahn, S.C.,
          included in Exhibit 5.

     24   Powers of Attorney for Directors of the
          Registrant.